Exhibit 99.1
NeueHealth Secures up to $150 Million in New Term Loan Facility with Hercules Capital

DORAL, Fla. – June 24, 2024 - NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today announced that it entered into a secured loan facility for up to $150 million with Hercules Capital, Inc. (NYSE: HTGC) ("Hercules").

“This financing puts us in a strong position to advance our differentiated care model and take the lead as the industry continues to shift to value-based care,” said Mike Mikan, President and CEO of NeueHealth. “We have established longstanding relationships with payors, providers, and consumers across the industry, and we look forward to continuing to build on our success as we make personalized care more accessible and affordable for all.”

The financing, which will be used to support NeueHealth’s strategic priorities in 2024 and beyond, further solidifies the Company’s capital position, enabling it to focus on delivering value-driven, consumer-centric care to all populations.

“Hercules is pleased to support NeueHealth. We see significant opportunities in NeueHealth’s ability to drive value for payors and providers and deliver high-quality care to consumers across the ACA Marketplace, Medicare, and Medicaid,” said Tom Hertzberg, Managing Director at Hercules. “NeueHealth is driving value in healthcare for all, and we are thrilled to be their financial partner,” added Mike McMahon, Director at Hercules.

More information regarding the financing and the key terms will be included in a Form 8-K to be filed by NeueHealth with the Securities and Exchange Commission.

Moelis & Company LLC acted as exclusive placement agent and capital markets advisor and Simpson Thacher & Bartlett LLP served as legal advisor to the Company.

About NeueHealth

NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 460,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans, expectations and financial guidance. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facilities or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining IFP and MA businesses, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our care partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to mitigate risks associated with our ACO Reach businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

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Investor Contact:
IR@neuehealth.com

Media Contact:
media@neuehealth.com